Exhibit 10.2

[●], 2021

TortoiseEcofin Acquisition Corp. III
5100 W. 115th Place
Leawood, KS 66211

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among TortoiseEcofin Acquisition Corp. III, a Cayman Islands exempted company (the “Company”), and Barclays Capital Inc. and Goldman Sachs & Co. LLC, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 34,500,000 of the Company’s Class A ordinary shares, par value $0.0001 per share (including up to 4,500,000 shares which may be purchased to cover over-allotments, if any) (the “Class A Ordinary Shares”). The Class A Ordinary Shares shall be sold in the Public Offering pursuant to the registration statement on Form S-1 No. 333-[______] and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Class A Ordinary Shares listed on the New York Stock Exchange. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TortoiseEcofin Sponsor III LLC, a Cayman Islands limited liability company (the “Sponsor”), TortoiseEcofin Borrower LLC, a Delaware limited liability company (“TortoiseEcofin Borrower”), and each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each an “Insider” and, collectively, the “Insiders”), hereby agree with the Company as follows:

1. The Sponsor, TortoiseEcofin Borrower and each Insider agree that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall vote all Founder Shares, Private Placement Shares and any shares acquired by it, him or her in the Public Offering or the secondary public market in favor of such proposed Business Combination.

2. The Sponsor, TortoiseEcofin Borrower and each Insider hereby agree that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or 27 months from the closing of the Public Offering if the Company has executed a letter of intent, agreement in principal or definitive agreement for a Business Combination within 24 months from the closing of the Public Offering but has not completed the Business Combination within such 24-month period, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, as may be amended from time to time (the “Memorandum and Articles”), the Sponsor, TortoiseEcofin Borrower and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Class A Ordinary Shares sold in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish the Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject, in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Sponsor, TortoiseEcofin Borrower and the Insiders agree to not propose any amendment to the Memorandum and Articles that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months (or 27 months, as applicable) from the closing of the Public Offering, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, divided by the number of then outstanding Offering Shares.

The Sponsor, TortoiseEcofin Borrower and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares or the Private Placement Shares. The Sponsor, TortoiseEcofin Borrower and each Insider hereby further acknowledges, with respect to any of the Class A Ordinary Shares, Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares” and, together with the Class A Ordinary Shares, the “Ordinary Shares”), and Private Placement Shares held by it, him or her, that it, he or she will not be entitled to any redemption rights in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase the Class A Ordinary Shares and in connection with a shareholder vote to amend the Memorandum and Articles in a manner that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company has not consummated a Business Combination within 24 months (or 27 months, as applicable) from the closing of the Public Offering (although the Sponsor, TortoiseEcofin Borrower and the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any of the Ordinary Shares (other than the Founder Shares and the Private Placement Shares) it or they hold if the Company fails to consummate a Business Combination within 24 months (or 27 months, as applicable) from the date of the closing of the Public Offering or such later date as may be specified in an amendment to the Memorandum and Articles).

3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned shall not, without the prior written consent of Barclays Capital Inc. and Goldman Sachs & Co. LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, any Ordinary Shares or Private Placement Shares or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares owned by him, her or it; provided, however, that the foregoing shall not apply to transfers to the Sponsor by the Insiders, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Class A Ordinary Shares, Founder Shares or Private Placement Shares or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares owned by him, her or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). If the undersigned is an officer or director of the Company, the undersigned further agrees that the forgoing restrictions shall be equally applicable to any issuer-directed Class A Ordinary Shares that the undersigned may purchase in the Public Offering. Each of the Insiders, TortoiseEcofin Borrower and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this paragraph 3, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (A) the release or waiver is effected solely to permit a transfer of securities that is not for consideration and (B) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any officer, member or manager of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent public accountants) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (A) $10.00 per share of the Offering Shares and (B) the actual amount per share of the Offering Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, less income taxes payable, except as to any claims by a third party or Target that executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible for any liability as a result of any such third-party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Sponsor shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

5. To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 4,500,000 Class A Ordinary Shares (as described in the Prospectus), the Sponsor agrees, upon the expiration or waiver of such option, to forfeit, for cancellation at no cost, a number of Founder Shares equal to 1,125,000 multiplied by a fraction, (i) the numerator of which is 4,500,000 minus the number of Class A Ordinary Shares purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 4,500,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding Ordinary Shares after the Public Offering. The Sponsor further agrees that to the extent that (a) the size of the Public Offering is increased or decreased and (b) the Sponsor has either purchased or sold Ordinary Shares or an adjustment to the number of Founder Shares has been effected by way of a share sub-division, share dividend, reverse share sub-division, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Public Offering, then (A) the references to 4,500,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15.0% of the number of Class A Ordinary Shares issued in the Public Offering and (B) the reference to 1,125,000 in the formula set forth in the first sentence of this paragraph shall be adjusted to such number of Founder Shares that the Sponsor would have to collectively return to the Company in order for all holders of Founder Shares to hold an aggregate of 20.0% of the Company’s issued and outstanding Ordinary Shares after the Public Offering.

6. Each of the Sponsor, TortoiseEcofin Borrower and each Insider hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the Sponsor of its obligations under paragraphs 1, 2, 3, 4, 5, 7(a) and 7(d), by each Insider of his or her obligations under paragraphs 1, 2, 3, 7(a) and 7(d) or TortoiseEcofin Borrower of its obligations under paragraphs 1, 2, 3, 7(b) and 7(d) of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) Subject to the exceptions set forth herein, the Sponsor and each Insider agree not to transfer, assign or sell any Founder Shares or the Class A Ordinary Shares issuable upon conversion of the Founder shares held by it, him or her until the earlier of (i) one year after the date of the consummation of a Business Combination and (ii) the earlier to occur of, subsequent to a Business Combination, (A) the first date on which the last reported sale price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the consummation of a Business Combination and (B) the date on which the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property (the “Lock-up”).

(b) Subject to the exceptions set forth herein, each of TortoiseEcofin Borrower, the Sponsor and each Insider agrees not to transfer, assign or sell any Private Placement Shares held by it, him or her until 30 days after the completion of a Business Combination.

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), transfers of the Founder Shares, Private Placement Shares and Class A Ordinary Shares issued or issuable upon the conversion of the Founder Shares and that are held by TortoiseEcofin Borrower, the Sponsor, any Insider or any of their permitted transferees, as applicable (that have complied with any applicable requirements of this paragraph 7(c)), are permitted (i) in the case of TortoiseEcofin Borrower, the Sponsor, any Insider or any of their permitted transferees, to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, the Sponsor, any members of the Sponsor or their affiliates, any affiliates of the Sponsor, TortoiseEcofin Borrower or any of its affiliates, or any members, officers, directors or employees of TortoiseEcofin Borrower or its affiliates; (ii) in the case of an individual, by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by virtue of the laws of the Cayman Islands or the State of Delaware, as applicable, the Sponsor’s operating agreement upon dissolution of the Sponsor or TortoiseEcofin Borrower’s operating agreement upon dissolution of TortoiseEcofin Borrower; (vi) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (vii) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (viii) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (i) through (vi), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

(d) The Sponsor, TortoiseEcofin Borrower and the Insiders acknowledge and agree that if, in order to consummate any Business Combination, the holders of Founder Shares or Private Placement Shares are required to contribute back to the capital of the Company a portion of any such securities to be cancelled by the Company or transfer any such securities to third parties, the Sponsor, TortoiseEcofin Borrower and the Insiders will contribute back to the capital of the Company or transfer to such third parties, at no cost, a proportionate number of Founder Shares or Private Placement Shares, as applicable, pro rata with the other holders of Founder Shares or Private Placement Shares, as applicable.

8. Each Insider’s biographical information furnished to the Company and the Representatives that is included in the Prospectus is true and accurate in all respects and does not omit any material information with respect to such Insider’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act. Each Insider’s questionnaire furnished to the Company and the Representatives including any such information that is included in the Prospectus is true and accurate in all respects. Each Insider represents and warrants that: such Insider is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and such Insider is not currently a defendant in any such criminal proceeding; and none of the Sponsor or any such Insider has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. Except as disclosed in the Prospectus, none of the Sponsor, TortoiseEcofin Borrower, the Insiders or their respective affiliates shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is). However, such persons may receive the following payments, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan of up to $600,000 made to the Company by the Sponsor pursuant to a Promissory Note dated February 3, 2021; payment of an aggregate of $10,000 per month, to Tortoise Capital Advisors, L.L.C., for office space, utilities, secretarial support and administrative services, pursuant to an Administrative Services Agreement, dated [●], 2021; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating, negotiating and consummating an initial Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into shares at a price of $10.00 per share at the option of the lender. Such shares shall be identical to the Private Placement Shares.

10. The Sponsor, TortoiseEcofin Borrower and each Insider has full right and power, without violating any agreement to which it, he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as a director on the board of directors of the Company and each Insider hereby consents to being named in the Prospectus as an officer and/or director of the Company, as applicable.

11. As used herein, (i) “Business Combination” shall mean a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses or entities; (ii) “Founder Shares” shall mean the Class B Ordinary Shares held by the Sponsor, the Company’s independent directors and any other holder prior to the consummation of the Public Offering; (iii) “Private Placement Shares” shall mean 850,000 Class A Ordinary Shares (or 940,000 Class A Ordinary Shares if the Underwriters’ over-allotment option in connection with the Public Offering is exercised in full), that TortoiseEcofin Borrower has agreed to purchase for an aggregate purchase price of approximately $8,500,000 (or approximately $9,400,000 if the Underwriters’ over-allotment option in connection with the Public Offering is exercised in full), or $10.00 per share, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iv) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; and (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited.

12. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. Each of the parties hereto hereby acknowledges and agrees that each of Barclays Capital Inc. and Goldman Sachs & Co. LLC, on behalf of the Underwriters, is a third-party beneficiary of this Letter Agreement.

13. No party hereto may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, TortoiseEcofin Borrower, each Insider and each of their respective successors, heirs and assigns and permitted transferees.

14. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of the State of New York located in the City and County of New York, Borough of Manhattan, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

16. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by [●], 2021, provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature Page Follows]

Sincerely,

TORTOISEECOFIN SPONSOR III LLC
By: TORTOISEECOFIN BORROWER LLC, its managing member

By:
Name:	Michelle Johnston
Title:	Chief Financial Officer

TORTOISEECOFIN BORROWER LLC

By:
Name:	Michelle Johnston
Title:	Chief Financial Officer

INSIDERS:

Vincent T. Cubbage

Stephen Pang

[●]

[●]

[●]

Steven C. Schnitzer

Darrell Brock, Jr.

Evan Zimmer

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

TORTOISEECOFIN ACQUISITION CORP. III

By:
Name:	Vincent T. Cubbage
Title:	Chief Executive Officer

[Signature Page to Letter Agreement]